UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 14, 2019

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, the Board of Directors (the “Board”) of Carpenter Technology Corporation (the “Company”), upon the recommendation of its Corporate Governance Committee, appointed Viola L. Acoff and A. John Hart to the Board. Ms. Acoff was also appointed to the Corporate Governance, Compensation and Science and Technology Committees of the Board. Mr. Hart was appointed to the Audit/Finance and Strategy Committees. Ms. Acoff is a Class III director, which means she will stand for re-election at the Company’s 2019 Annual Meeting of Stockholders and Mr. Hart was elected to Class II of the Board standing for reelection at the 2021 Annual Meeting of Stockholders.

The Board determined that both Ms. Acoff and Mr. Hart qualify as independent directors under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Both Ms. Acoff and Mr. Hart will be entitled to compensation under the Company’s compensation policy for non-employee directors. There are no arrangements or understandings between Ms. Acoff or Mr. Hart and any other person pursuant to which they were appointed as a director. There are no transactions in which either Ms. Acoff or Mr. Hart has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The full text of a press release issued in connection with Ms. Acoff’s and Mr. Hart’s appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 19, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

Date: February 19, 2019

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